EXHIBIT 10(a)


                        PLAN AND AGREEMENT OF MERGER AND
                                 REORGANIZATION


      PLAN AND AGREEMENT OF MERGER (this "Agreement of Merger") made the    day
of May, 1998, between Clearworks Technologies, Inc., a Delaware corporation (hereinafter called the "Clearworks"), and Southeast Tire Recycling, Inc., a Florida corporation (hereinafter called the "Southeast") (the parties to this Agreement of Merger are hereinafter referred to as the "Parties")

      WHEREAS Southeast has authorized capital consisting of 100,000,000 shares of common stock, par value $.0001 per share, of which 7,774,000 shares have been duly issued and are now outstanding; and

      WHEREAS Clearworks has an authorized capital stock consisting of 55,000,000 shares of stock, consisting of 50,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share, no common or preferred shares having been duly issued and outstanding; and

      WHEREAS Southeast desires to reincorporate in Delaware; and

      WHEREAS the Boards of Directors of Southeast and the sole director of Clearworks, respectively, deem it advisable and generally to the advantage and welfare of the two corporate parties that Southeast reincorporate in Delaware by merging with Clearworks under and pursuant to the provisions of the General Corporation Law of Delaware and the Florida Business Corporation Act.

              NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of the mutual benefits hereby provided, it is agreed by and between the Parties as follows:

1.     MERGER.

       Southeast shall be and it hereby is merged into Clearworks.

2.     EFFECTIVE DATE.

       This Agreement of Merger shall become effective upon compliance with the laws of the States of Delaware and Florida, the time of such effectiveness being hereinafter called (the "Effective Date").

3.     SURVIVING CORPORATION.

       Clearworks shall survive the merger herein contemplated and shall continue to be governed by the laws of the State of Delaware, but the separate corporate existence of Southeast shall cease forthwith upon the Effective Date

4.     AUTHORIZED CAPITAL.

       The authorized capital of Clearworks following the Effective Date shall continue to be 55,000,000 shares of stock, consisting of 50,000,000 shares of common stock, par value

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       $.00l per share, and 5,000,000 shares of preferred stock, unless and until the same shall be changed in accordance with the laws of the State of Delaware.

5.     CERTIFICATE OF INCORPORATION.

       The Certificate of Incorporation, as amended, of Clearworks as it exists on the Effective Date shall be the Certificate of Incorporation of Clearworks following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof, which power to amend or repeal is hereby expressly reserved, and all rights or powers of whatsoever nature conferred in such Certificate of Incorporation or herein upon any shareholder or director or officer of Clearworks or upon any other person whomsoever are subject to this reserve power.

6.     BYLAWS.

       The Bylaws of Clearworks as they exist on the Effective Date shall be the Bylaws of Clearworks following the Effective Date unless and until the same shall be amended or repealed in accordance with the provisions thereof.

7.     BOARD OF DIRECTORS AND OFFICERS.

       The members of the Board of Directors and the officers of Clearworks immediately after the Effective Date shall be those persons who were the members of the Board of Directors and the officers, respectively, of Southeast immediately prior to the Effective Date, and such persons shall serve in such offices, respectively, for the terms provided by law or in the Bylaws, or until their respective successors are elected and qualified.

8.     CONVERSION OF OUTSTANDING STOCK.

       Forthwith upon the Effective Date, each of the issued and outstanding shares of common stock of Southeast and all rights in respect thereof shall be converted into one fully paid and nonassessable share of common stock of Clearworks, and each certificate nominally representing shares of common stock of Southeast shall for all purposes be deemed to evidence the ownership of a like number of shares of common stock of Clearworks. The holders of such certificates shall not be required immediately to surrender the same in exchange for certificates of common stock of Southeast but, as certificates nominally representing shares of common stock of Southeast are surrendered for transfer, Clearworks will cause to be issued certificates representing shares of common stock of Clearworks and, at any time upon surrender by any holder of certificates nominally representing shares of common stock of Southeast, Clearworks will cause to be issued therefor certificates for a like number of shares of common stock of Clearworks.

9.     FURTHER ASSURANCE OF TITLE.

       If at any time Clearworks shall consider or be advised that any acknowledgments or assurances in law or other similar actions are necessary or desirable in order to acknowledge or confirm in and to Clearworks any right, title, or interest of Southeast held immediately prior to the Effective Date, Southeast and its proper officers and directors shall and will execute and deliver all such acknowledgments or assurances in law and do all things necessary or proper to acknowledge or confirm such right, title, or interest in

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       Clearworks as shall be necessary to carry out the purposes of this
       Agreement of Merger, and Clearworks and the proper officers and directors thereof are fully authorized to take any and all such action in the name of Southeast or otherwise.

10.    RIGHTS AND LIABILITIES OF DELAWARE COMPANY.

       At and after the Effective Date, Clearworks shall succeed to and possess, without further act or deed, all of the estate, rights, privileges, powers, and franchises, both public and private, and all of the property, real, personal and mixed of each of the Parties; all debts due to Southeast of whatever account shall be vested in Clearworks; all claims, demands, property, rights, privileges, powers and franchises and every other interest of either of the Parties shall be as effectively the property of Clearworks as they were of the respective parties hereto; the title to any real estate vested by deed or otherwise in the Southeast shall not revert or be in any way impaired by reason of the merger, but shall be vested in Clearworks; all rights of creditors and all liens upon any property of either of the Parties shall be preserved unimpaired, limited in lien to the property affected by such lien at the effective time of the merger; all debts, liabilities, and duties of the respective Parties shall thenceforth attach to Clearworks, and may be enforced against it to the same extent as if such debts, liabilities, and duties had been incurred or contracted by it; and Clearworks shall indemnify and hold harmless the officers and directors of each of the parties hereto against all such debts, liabilities and duties and against all claims and demands arising out of the merger.

11.    STOCK OPTIONS.

       Forthwith upon the Effective Date, each outstanding option, if any, to purchase shares of the common stock of Southeast granted under any stock option plan and each common stock purchase warrant shall be converted into and become an option or warrant, as the case may be, to purchase the same number of shares of common stock of Clearworks, upon the same terms and subject to the same conditions as set forth in such Plan and option agreements issued any such plan and any warrants. The same number of shares of common stock of Clearworks shall be reserved for issuance upon the exercise of stock options as were so reserved for issuance by Southeast immediately prior to the Effective Date.

12.    BOOK ENTRIES.

       The merger contemplated hereby shall be treated as a pooling of interest and as of the Effective Date entries shall be made upon the books of Clearworks in accordance with the following:

      (a) The assets and liabilities of Clearworks shall be recorded at the amounts at which they are carried on the books of Southeast immediately prior to the Effective Date with appropriate adjustment to reflect the retirement of the shares of Common Stock of Southeast presently issued and outstanding.

      (b) There shall be credited to Capital Account the aggregate amount of the par value per share of all of the common stock of Clearworks resulting from the conversion of the outstanding Common Shares of the Southeast.

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      (c)   There shall be credited to Capital Surplus Account of Clearworks an amount equal to that carried on the Capital Surplus Account of the Southeast immediately prior to the Effective Date.

      (d) There shall be credited to Earned Surplus (Deficit) Account of Clearworks an amount equal to that carried on the Earned Surplus (Deficit) Account of Southeast immediately prior to the Effective Date.

13.    SERVICE OF PROCESS ON CLEARWORKS.

       Clearworks agrees that it may be served with process in the State of Florida in any proceeding for enforcement of any obligation of Southeast as well as for the enforcement of any obligation of Clearworks arising from the merger.

14.    TERMINATION.

       This Agreement of Merger may be terminated and abandoned by action of the Board of Directors of Southeast at any time prior to the Effective Date, whether before or after approval by the shareholders of the Parties

15.    PLAN OF REORGANIZATION.

       This Agreement of Merger constitutes a Plan of Reorganization to be carried out in the manner, on the terms and subject to the conditions herein set forth.

      IN WITNESS WHEREOF each of the Parties, pursuant to authority duly granted by the Board of Directors at a duly constituted meeting at which a quorum was present, has caused this Agreement of Merger to be executed by a duly empowered officer and its corporate seal to be hereunto affixed.


SOUTHEAST TIRE RECYCLING, INC.



By: /s/ MICHAEL T. MCCLERE
        Michael McClere, President


CLEARWORKS TECHNOLOGIES, INC.



By: /s/ MICHAEL T. MCCLERE
        Michael McClere, Sole Director